UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2006

IR BIOSCIENCES HOLDINGS, INC.
(Exact name of registrant specified in charter)

Delaware	033-05384	13-3301899
(State of	(Commission File	(IRS Employer
Incorporation)	Number)	Identification No.)

4021 N. 75th Street, Suite 201
Scottsdale, AZ 85251
(Address of principal executive offices) (Zip Code)

(480) 922-3926
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 23, 2006, IR BioSciences Holdings, Inc. (the “Company”), through its wholly-owned subsidiary ImmuneRegen BioSciences, Inc., entered into an employment agreement with Hal Siegel making him the Senior Director of Product Development and Regulatory Affairs of the Company. Mr. Siegel, who is also a member of the Company’s Board of Directors, also entered into a change of control agreement with the Company on October 23, 2006 (the “Effective Date”).

Pursuant to terms of the employment agreement, Mr. Siegel will be compensated at an annual base salary of $200,000 for the first year and $210,000 for the second year. Mr. Siegel will also be eligible for discretionary bonuses under the Company’s stock option plan during his employment. In addition, Mr. Siegel, at the Effective Date, received options with a term of five years to purchase 200,000 shares of common stock of the Company. The options are exercisable at $0.20 per share and become fully vested 30 days after the Effective Date. The employment agreement has a term of two years, subject to early termination provisions. The Company may terminate the employment agreement at any time for cause, as defined in the employment agreement, and with 15 days notice without cause. Mr. Siegel may the employment agreement for any reason with 30 days. Upon termination of Mr. Sigel’s employment by the Company without cause or constructive termination, as defined in the agreement, the Company agrees to pay to Mr. Siegel the remainder of his salary for the year or six months salary, whichever is greater, and any accrued vacation. Pursuant to the terms of the employment agreement, Mr. Siegel may not compete against the Company and he may not solicit the Company’s customers during the term of the agreement and for a period of three years following the termination of his employment agreement. Mr. Siegel also may not disclose any confidential information during or within three years after his employment.

Pursuant to the terms of the change of control agreement, the Company agrees to pay Mr. Siegel his salary for a period of 18 months from the date an involuntary termination, payable in accordance with the Company’s compensation practice. Involuntary termination is defined as the termination of Mr. Siegel’s employment by Company without cause or due to constructive termination at any time within one-year from a change of control event, as defined in the agreement. The change of control agreement commences on the Effective Date and continues until the earlier of (i) the termination of Mr. Siegel’s employment with Company if the termination is prior to a change of control or (ii) subsequent to a Change of Control Date the earlier of (x) the termination of Mr. Siegel’s employment absent involuntary termination or (y) the one-year anniversary of a change of control.

The foregoing description of the employment agreement and change of control agreement entered into by the Company and Mr. Siegel does not purport to be complete and is governed by and qualified by the actual agreements, which are included as exhibits to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement dated October 23, 2006 by and between the Company and Hal Siegel.
10.2	Change of Control Agreement dated October 23, 2006 by and between the Company and Hal Siegel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IR BIOSCIENCES HOLDINGS, INC.

Date: November 1, 2006	By: /s/ Michael Wilhelm
Michael Wilhelm
President
(Duly Authorized Officer)